UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2006


                            US GLOBAL NANOSPACE, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    000 - 23339                 13-3720542
(State or other jurisdiction          (Commission               (IRS Employer
       of incorporation)              File Number)           Identification No.)


      2533 North Carson Street, Suite 5107                               89706
               Carson City, Nevada
     (Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code (775) 841-3246

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      This Form 8-K and other reports filed by US Global Nanospace, Inc. (the "Registrant") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01 Entry into a Material Definitive Agreement.

      On January 11, 2006, the Registrant announced that it has entered into an Employment Agreement dated January 7, 2006 (the "Agreement") with Kevin Cronin pursuant to which Mr. Cronin will serve as Chief Financial Officer, Secretary and Treasurer for an initial term commencing on the date of the Agreement and ending on December 31, 2006. The Agreement will be automatically renewed for successive periods of one year after December 31, 2006, unless Mr. Cronin is otherwise notified in writing during the term. The discussion below is a brief summary of the Agreement, which is qualified in its entirety by the full text of the Agreement. The Agreement is attached as Exhibit 10.1 to this Current Report.

      Pursuant to the Agreement, Mr. Cronin will receive a salary at the rate of $250,000 per year (the "Salary"), commencing as of the date of the Agreement. Until the Registrant enters into a contract (or contracts) for the sale or licensing of its products or provision of its services, which contract(s) must have a total value of at least $10 million, the Salary will be paid in registered shares of the Registrant's common stock, issued from the Registrant's Amended and Restated 2002 Stock Plan (the "Plan") or any other employee equity incentive plan the securities of which are registered on a Form S-8 registration statement filed with the SEC. Once the Registrant has received an executed, legally binding contract or contracts having a total value of at least $10 million or the Registrant is sufficiently capitalized as determined by the Registrant's Board of Directors, the Registrant will pay the salary in cash. As an incentive to enter into the Agreement, the Registrant agreed to grant to Mr. Cronin 1,000,000 shares of restricted common stock which vests in equal increments on the last day of each month of the initial term.

      In addition, the Registrant agreed that it will increase the number of shares in the Plan, or alternatively adopt a new plan that will include at least 6,500,000 shares of common stock, and will register such shares on a Form S-8 registration statement filed with the SEC as soon as commercially practicable after the date of the Agreement. On the date that the Registrant increases the number of shares in the Plan, or alternatively adopts a new plan, the Registrant will grant to Mr. Cronin an option to purchase 2,500,000 shares of common stock. The per share exercise price will be no less than 85% of the last trading price of the common stock on the date that the grant is made. The option will have a term of seven years. The option will vest as follows: (i) upon the completion of an equity financing from which the Registrant receives at least $2,000,000 in gross proceeds, 1,000,000 of the option shares will vest; (ii) upon receipt of a purchase order accepted by the Registrant, or the execution by the Registrant of an agreement, for the MAPSANDS technology and other products, which purchase order or agreement has a value to the Registrant of no less than $1 million, 500,000 of the option shares will vest; (iii) upon receipt of a purchase order accepted by the Registrant, or the execution by the Registrant of an agreement, for the MAPSANDS technology and other products, which purchase order or agreement has a value to the Registrant of no less than $5 million, 500,000 of the option shares will vest; and (iv) if, for two consecutive quarters, the Registrant shows positive cash flow in its quarterly filings with the SEC without further dilution of its common stock (with the exception of shares issued from the Plan or a newly adopted equity incentive plan), 500,000 of the option shares will vest.

      If the Registrant terminates Mr. Cronin's employment without cause, or in the event of a corporate transaction as described in Section 19 of the Plan, prior to the expiration of the term of the Agreement, the Registrant will be obligated to pay to Mr. Cronin the Salary for the remainder of the term.

      On January 7, 2006, the Registrant entered into a Director and Officer Indemnification Agreement with Mr. Cronin. The agreement provides for indemnification of Mr. Cronin to the extent he becomes a party or is threatened to be made a party to any legal proceeding by reason of his status as an officer or director of the Registrant, or by reason of any personal guarantee provided for the benefit of the Registrant, against any expenses incurred as a result of such proceeding or personal guarantee, as and when such expenses are incurred. Before any claim for indemnification is approved by the Registrant, the Registrant will determine by any of the methods set forth in the Delaware General Corporation Law that Mr. Cronin has met the applicable standards of conduct which make it permissible to indemnify him. The Director and Officer Indemnification Agreement is attached as an Exhibit 10.2 to this Current Report, and the foregoing discussion is qualified in its entirety by reference to the attached agreement.

Item 3.02 Unregistered Sales of Equity Securities

      On January 7, 2006 the Registrant became obligated, pursuant to the terms of the Agreement with Mr. Cronin, to issue to him 1,000,000 shares of restricted common stock. The per share value of the common stock on the date of the Agreement was $0.074. The common stock will vest in equal increments on the last day of each month of the initial term of the Agreement. The Registrant relied on
Section 4(2) of the Securities Act to issue the securities, inasmuch as the common stock was sold without any form of general solicitation or general advertising and the Registrant provided to Mr. Cronin, who is a certified public accountant and who has several years experience working for public corporations, information concerning the Registrant that registration would otherwise provide.

      On August 25, 2005, the Registrant issued to Julie Seaman, a director of the Registrant and the Registrant's former Chief Financial Officer, Secretary and Treasurer, 3,500,000 shares of restricted common stock. After consulting with her tax advisors, Ms. Seaman has elected to return the shares to the Registrant for cancellation, subject to an understanding that the Registrant shall re-issue the shares to Ms. Seaman in the future upon Ms. Seaman's written request after final consultation with her tax advisors.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      On January 7, 2006 Kevin Cronin agreed to join the Registrant as its Chief Financial Officer, Secretary and Treasurer.

      From April 2005 until he joined the Registrant, Mr. Cronin, who is a certified public accountant, was a consultant with chief financial leadership, merger and acquisition and fund raising responsibilities for CEPA Technologies, a development stage company developing voice-activated software. Prior to his engagement with CEPA Technologies, from April 2000 until April 2005, Mr. Cronin was the Controller of Silverback Technologies, Inc., a software business. From March 1999 to April 2000, Mr. Cronin was a Controller of Spike Technologies, Inc., a wireless communications company. Mr. Cronin started his career with Ernst & Young LLP, where he worked from June 1989 to October 1994. From October 1994 to February 1996, Mr. Cronin was a financial analyst for The Learning Company (formerly known as Softkey), a public corporation and from March 1997 to March 1999 Mr. Cronin was the Controller of Vivid Technologies, Inc., also a public corporation. Mr. Cronin's prior duties included SEC reporting, accounting for foreign subsidiaries, financial analysis, the preparation of budgets and forecasts, and financial accounting and reporting, including the preparation and implementation of policies and procedures. Mr. Cronin received a Bachelor of Arts degree in business management from Hartwick College and a combined Master of Science in Accounting and Master of Business Administration degree from Northeastern University.

      Mr. Cronin does not have any family relationship with any director or officer of the Registrant, or any person nominated or chosen to become an officer or director of the Registrant. During the past two years, Mr. Cronin was not a party to any transaction with the Registrant in which Mr. Cronin had a direct or indirect material interest.

      Ms. Julie Seaman, the Registrant's former Chief Financial Officer, Secretary and Treasurer, resigned from her officer positions on January 7, 2006.

Item 9.01 Financial Statements and Exhibits

      (i)   Financial Statements of Businesses Acquired.

            Not applicable.

      (ii)  Pro Forma Financial Information

            Not applicable.

      (iii) Exhibits

            10.1. Employment Agreement dated January 7, 2006 between the
                  Registrant and Kevin Cronin.

            10.2. Director and Officer Indemnification Agreement dated January
                  7, 2006 between the Registrant and Kevin Cronin.

            99.1. Press Release Dated January 11, 2006


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         US GLOBAL NANOSPACE, INC.
                                                (Registrant)

Date:  January 11, 2006
                                         /s/ Carl Gruenler
                                         ---------------------------------------
                                         Carl Gruenler, Chief Executive Officer